As filed with the Securities and Exchange Commission on March 27, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baker Hughes Incorporated

(Exact name of registrant as specified in its charter)

Delaware	3533	76-0207995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100

Houston, Texas 77019-2118

(713) 439-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alan R. Crain, Esq.

Senior Vice President and General Counsel

Baker Hughes Incorporated

2929 Allen Parkway, Suite 2100

Houston, Texas 77019-2118

Telephone: (713) 439-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christine B. LaFollette

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Telephone: (713) 220-5896

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.20% Senior Notes due 2021	$750,000,000	100%	$750,000,000	$85,950

(1)	Determined in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 27, 2012

PROSPECTUS

Baker Hughes Incorporated

Offer to Exchange

up to

$750,000,000 of 3.20% Senior Notes due 2021

that have been registered under the Securities Act of 1933

for

$750,000,000 of 3.20% Senior Notes due 2021

that have not been registered under the Securities Act of 1933

Please read “Risk Factors” beginning on page 8 for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives the notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period ending on the earlier of                     , 2012 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission.” In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus and in the letter of transmittal accompanying this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Baker Hughes Incorporated, Attention: Corporate Secretary, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019; telephone number (713) 439-8600. To obtain timely delivery, you must request the information no later than                     , 2012.

The date of this prospectus is                     , 2012.

i

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It does not contain all the information that may be important to you or that you may wish to consider before making an investment decision. You should read carefully the entire prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and the terms of this offering, as well as the tax and other considerations that are important to you in making your investment decision. Please read “Risk Factors” beginning on page 8 of this prospectus for information regarding risks you should consider before investing in the notes.

“We,” “us,” “our,” the “Company” and “Baker Hughes” refer to Baker Hughes Incorporated and/or its subsidiaries, unless the context otherwise requires. The use of these terms is not intended to connote any particular corporate status or relationships.

Our Company

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. We provide products and services for drilling, evaluation, completion and production of oil and natural gas wells. We also provide products and services to other industries, including downstream refining and process and pipeline services.

We operate our business primarily through geographic regions that have been aggregated into five reportable segments. Four of these segments represent our oilfield operations and their geographic organization as detailed below:

•	North America (U.S. Land, Gulf of Mexico and Canada),

•	Latin America,

•	Europe/Africa/Russia Caspian and

•	Middle East/Asia Pacific

The fifth segment is Industrial Services and Other that consists primarily of downstream chemicals and process and pipeline services.

Our principal executive offices are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019, and the phone number at this address is (713) 439-8600.

For additional information regarding our business properties and financial condition, please refer to the documents referenced in the section entitled “Where You Can Find More Information.”

Exchange Offer

On August 17, 2011, we completed a private offering of the outstanding notes. As part of this private offering, we entered into a registration rights agreement with the representatives of the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete the exchange offer no later than August 17, 2012. The following is a summary of the exchange offer.

Outstanding Notes	On August 17, 2011, we issued $750 million aggregate principal amount of 3.20% Senior Notes due 2021.

Exchange Notes	3.20% Senior Notes due 2021. The terms of the exchange notes are identical to those terms of the outstanding notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes do not apply to the exchange notes.

Exchange Offer	We are offering to exchange up to $750 million principal amount of our 3.20% Senior Notes due 2021 that have been registered under the Securities Act of 1933, or the Securities Act, for an equal amount of our outstanding 3.20% Senior Notes due 2021 issued on August 17, 2011 to satisfy our obligations under the registration rights agreement that we entered into when we issued the outstanding notes in a transaction exempt from registration under the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or Commission policy. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer. Please read “Exchange Offer — Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes	All of the outstanding notes are held in book-entry form through the facilities of The Depository Trust Company, or DTC. To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

For more details, please read “Exchange Offer — Terms of the Exchange Offer” and “Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “Exchange Offer — Withdrawal of Tenders.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any outstanding note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes promptly after the expiration date. Please read “Exchange Offer — Terms of the Exchange Offer.”

Fees and Expenses	We will bear all expenses related to the exchange offer. Please read “Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Outstanding Notes	If you do not exchange your outstanding notes in the exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of exchange notes for outstanding notes in the exchange offer should not constitute a taxable event for U.S. federal income tax purposes. Please read “Material United States Federal Income Tax Considerations.”

Exchange Agent	We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:

By Registered or Certified Mail

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Trust Corporation

Corporate Trust Options — Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: Diane Amoroso

By Overnight Delivery

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Trust Corporation

Corporate Trust Options — Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: Diane Amoroso

By Hand Delivery

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Trust Corporation

Corporate Trust Options — Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: Diane Amoroso

Facsimile Transmission

(212) 298-1915

Attn: Attention: Diane Amoroso

Confirm by Telephone:

(212) 815-2742

TERMS OF THE EXCHANGE NOTES

The exchange notes will be identical to the outstanding notes, except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes. We sometimes refer to both the exchange notes and the outstanding notes as the “notes.”

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please read “Description of Exchange Notes.”

Issuer	Baker Hughes Incorporated, a Delaware corporation.

Securities Offered	$750,000,000 aggregate principal amount of 3.20% senior notes due 2021.

Maturity Date	August 15, 2021.

Interest Rate	3.20% per annum.

Interest Payment Dates	Interest on the exchange notes will accrue from and including the last date in respect of which interest on the outstanding notes was paid and will be payable semiannually on February 15 and August 15 of each year, commencing on the first such date next following the date on which the exchange offer is consummated, to holders of record of notes as of the preceding February 1 and August 1, respectively. The initial interest payment on the exchange notes will include all accrued and unpaid interest on the outstanding notes exchanged therefor. See “Description of Exchange Notes — Principal, Maturity and Interest.”

Ranking	The exchange notes:

•	are unsecured;

•	rank equally in right of payment with all of our existing and future senior indebtedness;

•	are senior in right of payment to any future subordinated indebtedness;

•	are effectively junior to our future secured indebtedness, if any; and

•	are structurally subordinated to all existing and future indebtedness and all other obligations of our subsidiaries.

As of December 31, 2011, we had $4.07 billion of total unsecured indebtedness, $582 million of which was indebtedness of our subsidiaries.

Optional Redemption

We may redeem, at our option, all or part of the notes at any time, prior to May 15, 2021 (three months prior to their maturity date) at the applicable redemption prices described under “Description of Exchange Notes — Optional Redemption” plus accrued interest to the date of redemption. We may also redeem, at our option, all or part of the notes at any time on or after May 15, 2021 (three months prior to their maturity date), at a price of 100% of the principal amount thereof plus accrued interest to the date of redemption.

Covenants	We issued the outstanding notes, and will issue the exchange notes, as a separate series under an indenture containing covenants for your benefit. These covenants restrict our ability to take certain actions, including, but not limited to, the creation of certain liens securing debt, the entry into certain sale-leaseback transactions and engaging in certain merger, consolidation and asset sale transactions. The terms of the indenture do not limit our ability to incur additional indebtedness, senior or otherwise. See “Description of Exchange Notes — Certain Covenants.”

Absence of Public Market	The exchange notes generally will be freely transferable but there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system.

DTC Eligibility	Initially, the exchange notes will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company or its nominee. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as direct participants in DTC.) See “Description of Exchange Notes — Book-Entry System.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The indenture is, and the exchange notes will be, governed by the laws of the State of New York.

Additional Issuances	We may, at any time, without the consent of the holders of the notes, issue additional notes of the same series having the same ranking, interest rate, maturity and other terms as the notes.

Risk Factors	See “Risk Factors” beginning on page 8 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the risk factors you should carefully consider before deciding to invest in the notes.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus or incorporated by reference into this prospectus that are not historical information may be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act (each a “forward-looking statement”).

The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential, “ “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement. Our expectations regarding our business outlook, including changes in revenue, pricing, capital spending, profitability, strategies for our operations, impact of any common stock repurchases, oil and natural gas market conditions, the business plans of our customers, market share and contract terms, costs and availability of resources, legal, economic and regulatory conditions, and environmental matters are only our forecasts regarding these matters. You should not put undue reliance on any forward-looking statements.

When considering forward-looking statements, please review the risk factors identified in this prospectus under “Risk Factors,” as well as the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and the other documents incorporated by reference. These risks may also be specifically described in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we will file with the SEC in the future. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

RISK FACTORS

An investment in the notes involves risks. You should consider carefully the risk factors included below, as well as those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, together with all of the other information included in, or incorporated by reference into, this prospectus when evaluating an investment in the notes.

Risks Related to the Exchange Offer

If you fail to exchange outstanding notes, existing transfer restrictions will remain in effect and the market value of outstanding notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the currently outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offer.

Risks Relating to the Notes

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to service our debt, including our obligations under the notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	raising additional capital.

However, we cannot assure you that we will be able to obtain alternative financing or that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

Because a significant portion of our operations is conducted through our subsidiaries, our ability to service our debt is largely dependent on our receipt of distributions or other payments from our subsidiaries.

A significant portion of our operations is conducted through our subsidiaries. As a result, our ability to service our debt is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions. In addition, there may be significant tax and other legal restrictions on the ability of our non-U.S. subsidiaries to remit money to us.

The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Our right to receive any assets of any of our subsidiaries upon the insolvency, liquidation or reorganization of any of our subsidiaries, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. As of December 31, 2011, our subsidiaries had outstanding $582 million of indebtedness, excluding intercompany indebtedness. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries would be senior to that held by us.

The indenture does not contain provisions that would afford holders of the notes protection in the event of a transfer of assets to a subsidiary or incurrence of unsecured debt by that subsidiary.

The notes will be effectively subordinated to all of our secured debt.

The notes will rank equally in right of payment with all of our other existing and future senior debt. The notes will not be secured by any of our property or assets. Thus, by owning the notes, holders of the notes offered by this prospectus will be our unsecured creditors. The indenture governing the notes described in this prospectus will, subject to some limitations, permit us to incur secured indebtedness, and the notes will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. As of December 31, 2011, we had no outstanding secured indebtedness. However, we do have obligations under capital leases of approximately $87 million as of December 31, 2011.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

Neither we nor our subsidiaries are restricted under the terms of the notes from incurring additional indebtedness. In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability and the ability of our subsidiaries to recapitalize, pay dividends, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.

Your ability to transfer the notes may be limited by the absence of a trading market for the notes.

We cannot assure you that, even following exchange of the outstanding notes for exchange notes, an active trading market for the notes will exist, and we will have no obligation to create such a market. At the time of the August 2011 offering of the outstanding notes, the initial purchasers advised us that they intended to make a market in the outstanding notes and, if issued, the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the exchange notes.

The liquidity of any trading market for the notes and the market prices quoted for the notes depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

The covenants restricting liens and sale-leaseback transactions in the indenture for the notes do not offer the holders of the notes the same degree of protection as the comparable covenants applicable to our outstanding notes due 2029.

The lien and sale-leaseback covenants applicable to our outstanding notes that mature in 2029 are generally more protective of their holders than the comparable covenants in the indenture for the notes offered hereby and our notes maturing in 2018 and 2040. For instance, the former covenants apply to any of our properties and not just to our Principal Properties (as defined in the indenture for the notes offered hereby and our notes maturing in 2018 and 2040). As a result, it is possible that the covenants for our outstanding notes due 2029 might require us to secure those notes in circumstances where we would not be required to secure the notes offered hereby or our notes maturing in 2018 and 2040. See “Description of Exchange Notes — Certain Covenants.”

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. Neither we nor the trustee undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	7.3	5.7	3.8	14.4	18.2

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income before income taxes and adjustments for noncontrolling interests or income or loss from equity investees, and adjusted for fixed charges, capitalized interest and amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest and one-third of annual rental expense, which has been deemed to represent the interest factor.

EXCHANGE OFFER

We sold the outstanding notes on August 17, 2011 pursuant to the purchase agreement, dated as of August 10, 2011, by and among us and the initial purchasers named therein. The outstanding notes were subsequently offered by the representatives of the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose of the Exchange Offer

We sold the outstanding notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the outstanding notes are subject to transfer restrictions. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

In connection with each sale of the outstanding notes, we entered into a registration rights agreement with the representatives of the initial purchasers of the outstanding notes. We are offering the exchange notes under this prospectus in an exchange offer for the outstanding notes to satisfy our obligations under the registration rights agreement. The exchange offer will be open for at least 20 business days. During the exchange offer period, we will exchange the exchange notes for all outstanding notes properly surrendered and not withdrawn before the expiration date. The exchange notes will be registered and the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes will not apply to the exchange notes.

Resale of Exchange Notes

Based on no-action letters of the Commission staff issued to third parties, we believe that exchange notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an “affiliate” of us within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the exchange notes.

The Commission staff, however, has not considered the exchange offer for the exchange notes in the context of a no-action letter, and the Commission staff may not make a similar determination as in the no-action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you

•	cannot rely on such interpretations by the Commission staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue exchange notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.

As of the date of this prospectus, $750,000,000 in aggregate principal amount of 3.20% Senior Notes due 2021 are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the rules and regulations of the Commission. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal and “— Transfer Taxes,” transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read “— Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2012, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving notice of such extension to their holders via a press release or other public announcement at any time until the exchange offer expires or terminates. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

To extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify the holders of outstanding notes of the extension via a press release or other public announcement issued no later than 9:00 a.m. New York City time on the business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange Offer” occur, we reserve the right, in our sole discretion by giving written notice of such delay, extension or termination to the exchange agent before 9:00 a.m. New York City time on the first business day following the previously scheduled expiration date,

•	to delay accepting for exchange any outstanding notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer.

Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by notice thereof via a press release or other public announcement to holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the outstanding notes or in the percentage of outstanding notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of outstanding notes.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or Commission policy. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions relating to the exchange offer specified above. We will promptly give written notice of any extension, amendment, non-acceptance or termination to the exchange agent.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your outstanding notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the outstanding notes.

Determinations Under the Exchange Offer. We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration date of the exchange.

When We Will Issue Exchange Notes. In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

•	a book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Such notes will be issued promptly following the expiration or termination of the offer.

Return of Outstanding Notes Not Accepted or Exchanged. If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us. By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the outstanding notes or the exchange notes;

•

you are not an “affiliate,” as defined in Rule 501(b) of Regulation D of the Securities Act, of us, or if you are an “affiliate” within the meaning of such Rule 501(b), you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes in the Exchange Offer for your own account in the Exchange Offer in exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the exchange notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by e-mail, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the face value of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “— Fees and Expenses.”

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF EXCHANGE NOTES

In this description, the term “Company,” “us,” “our” or “we” refers only to Baker Hughes Incorporated and not to any of its subsidiaries or affiliates. References to the “notes” or “Notes” in this section of the prospectus include both the outstanding notes originally issued on August 17, 2011 and the new notes of the Company (the “exchange notes”), unless the context otherwise requires.

The exchange notes will be issued and the outstanding notes were issued under an indenture, dated as of October 28, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee”), as supplemented by a supplemental indenture dated as of August 17, 2011 creating the notes. We refer to such base indenture, as so supplemented, as the “Indenture.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following is a summary of the material provisions of the Notes and the Indenture and the summary is qualified in its entirety by the provisions of the Indenture and the Notes, including definitions of terms used therein. Because this description is only a summary, you should refer to the base indenture and the supplemental indenture for a complete description of our obligations and your rights. A copy of the base indenture and the supplemental indenture will be available for inspection during normal business hours at the offices of the Trustee. The base indenture was filed as an exhibit to our Current Report on Form 8-K dated October 29, 2008, and the supplemental indenture was filed as an exhibit to our Current Report on Form 8-K dated August 23, 2011, both of which are on file with the SEC and can be reviewed on the SEC’s website by going to www.sec.gov. Certain terms used but not defined herein shall have the meanings given to them in the Indenture or the Notes, as the case may be.

If the exchange offer is consummated, holders of notes who do not exchange their notes for exchange notes will vote together with the holders of the exchange notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of such notes and exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of Exchange Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the notes is consummated, such percentage in aggregate principal amount of such notes and the exchange notes then outstanding.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Notes will mature on August 15, 2021 and will constitute part of the senior debt of the Company and will rank equally in right of payment with all other unsubordinated indebtedness of the Company. The Notes will not be secured by any of our properties or assets. Thus, by owning a Note, you are one of our unsecured creditors. The Indenture and the Notes do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below, we are not subject to financial or similar restrictions by the terms of the Notes.

The Notes will be issued under the Indenture in exchange for the outstanding notes. The Indenture provides for the issuance by the Company from time to time of one or more series of debt securities with varying maturities and other terms. The Notes will be a separate series for the purposes of the Indenture. As of December 31, 2011, there were two other series of debt securities outstanding under the Indenture aggregating approximately $2.22 billion in principal amount.

The Company may, without the consent of the holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue date, public offering price and, in certain cases, interest accrual date. Any additional notes having such similar terms, together with the Notes, will constitute a single series of notes under the Indenture.

The Notes will be issued in fully registered form without coupons, in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The Notes will be initially issued only in book-entry form and represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), which will be the holder of all the notes represented by any global security. Those who own beneficial interests in a global security will do so through participants in the DTC’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants. References to “holders” in this section mean those who own notes registered in their own names, on the books that we or the Trustee maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC. See “— Book-Entry System.”

Payments on the Notes; Paying Agent

So long as the notes are in global form, principal of and premium, if any, and interest on the Notes will be payable through DTC in accordance with the applicable policies of DTC as in effect from time to time. Under those policies, we will pay directly to DTC, or its nominee, and not to any indirect owner who owns beneficial interests in the global security. An indirect owner’s right to receive those payments will be governed by the rules and practices of DTC and its participants. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

If any certificated Notes are issued in the future, payment on such Notes may be made, and the transfer of such Notes will be registrable, at the corporate trust office of The Bank of New York Mellon in New York City; provided, however, that payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Notes register and all other payments will be made by check against surrender of Notes. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We must notify the Trustee of changes in the paying agents. Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the Trustee, any other paying agent or anyone else.

Interest

Interest on the exchange notes will accrue at the annual rate of 3.20%, and will be payable semiannually on February 15 and August 15 of each year, commencing on the first such date next following the date on which the exchange offer is consummated. The Company will make each interest payment to the person in whose name such Note is registered at the close of business on the immediately preceding February 1 and August 1 (whether or not a Business Day). The initial payment on the exchange notes will include all accrued and unpaid interest on the outstanding notes exchanged therefor.

Interest payable at the maturity of the Notes will be payable to the Person in whose name the Note is registered at the close of business on the Regular Record Date for such interest. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day, the interest payment will be made on the next day that is a Business Day with the same force and effect as if made on such interest payment date, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest, premium, if any, and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

Interest on the exchange notes will accrue from and including the last date in respect of which interest on the outstanding notes was paid, to but excluding the interest payment date or the date of maturity, as the case may be.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Optional Redemption

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to:

(x) if the redemption date is prior to May 15, 2021 (the date three months prior to the stated maturity of the Notes), the greater of (i) 100% of the principal amount of the Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points; or

(y) if the redemption date is on or after May 15, 2021 (the date three months prior to the stated maturity of the Notes), 100% of the principal amount of Notes,

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

“Treasury Rate” means, with respect to any redemption date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means with respect to any redemption date for the Notes (i) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and four other primary U.S. Government securities dealers in the United States (each, a “Primary Treasury Dealer”) appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

If less than all of the Notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis. No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the Notes or a satisfaction and discharge of the Indenture with respect to the Notes. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

The Company is not prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise. Notes that we purchase may not be resold.

Certain Covenants

Except for the limitations on secured debt and Sale and Leaseback Transactions described below, the Indenture and Notes do not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us.

Restriction on Liens. So long as any of the Notes remain outstanding, the Company will not, and will not permit any Restricted Subsidiary (as defined below in “Definitions of Certain Terms”) to, issue, assume or guarantee any debt for money borrowed (“debt”) if that debt is secured by a mortgage on any Principal Property (as defined), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock or indebtedness is now owned or hereafter acquired), without in any such case effectively providing that the Notes shall be secured equally and ratably with or prior to such debt until such time as such debt is no longer so secured by such mortgage. This restriction, however, shall not apply to:

•	mortgages on property of any corporation or other Person existing at the time such corporation or other Person becomes a Restricted Subsidiary;

•

mortgages on property of a corporation or other Person existing at the time that corporation or other Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, transfer, conveyance or the disposition of all or substantially all of the properties or assets of that corporation or other Person to the Company or a Restricted Subsidiary;

•

mortgages on any property the Company or any Restricted Subsidiary acquires, constructs or improves that secure debt issued, assumed or guaranteed (or issued, assumed or guaranteed pursuant to a commitment entered into) prior to, at the time of or within 12 months after the acquisition or completion of construction or improvement of the property (or, in the case of property constructed or improved, if later, the commencement of commercial operation of the property) for the purpose of financing all or any part of the purchase price of the property or the cost of the construction or improvement (together with, in the case of construction or improvement, mortgages on property previously owned by the Company or any Restricted Subsidiary to the extent constituting unimproved real property on which the property being constructed or the improvement is located);

•	mortgages securing debt owing by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary;

•

mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such mortgages, including mortgages incurred in connection with pollution control, industrial revenue or similar financings;

•	mortgages existing at the date of the original issuance of the Notes;

•	mortgages on inventory to secure current liabilities of debt; and

•

any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above if the amount of debt secured by the extended, renewed or replacement mortgage does not exceed the amount of the debt refinanced (plus accrued interest and premiums with respect thereto) plus transaction expenses related thereto and such mortgage is limited to the property secured by the original mortgage plus improvements thereon.

There is an additional exception as described below under “15% Basket Amount.”

Restriction on Sale and Leaseback Transactions. So long as any of the Notes remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction (as defined below) of any Principal Property unless (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee debt secured by a mortgage upon the Principal Property involved in an amount at least equal to the Attributable Debt (as defined below) for that transaction without equally and ratably securing the Notes, (b) an amount in cash equal to the Attributable Debt for that transaction is applied prior to, at the time of or within 12 months after that transaction to the retirement of Notes or other debt of the Company or debt of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after its creation and, which in the case of such debt of the Company, is not subordinate in right of payment to the Notes or (c) prior to, at the time of or within 12 months after such transaction, the Company or a Restricted Subsidiary uses an amount equal to the Attributable Debt for the purchase of any asset or any interest in an asset which would qualify, after purchase, as a Principal Property.

This covenant does not apply to any Sales and Leaseback Transaction (i) entered into in connection with an industrial revenue, pollution control or similar financing or any Sale and Leaseback Transaction or (ii) in which the only parties involved are the Company and any Subsidiary or Subsidiaries. When calculating the amount of Attributable Debt, we will exclude any Attributable Debt for these Sale and Leaseback Transactions.

There is an additional exception as described below under “15% Basket Amount.”

15% Basket Amount. In addition to the exceptions described above under “Restriction on Liens” and “Restriction on Sale and Leaseback Transactions,” the Indenture allows additional debt secured by mortgages and additional Sale and Leaseback Transactions otherwise prohibited by (and not permitted under the exceptions to) the covenants described above under such sections as long as the total of such debt secured by mortgages plus the Attributable Debt in respect of such Sale and Leaseback Transactions does not exceed 15% of our Consolidated Net Tangible Assets (as defined below).

Definitions of Certain Terms. For purposes of the foregoing covenants, the following definitions are applicable:

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, as of the time of determination, the total obligation, discounted to present value at the annual rate equal to the discount rate which would be applicable to a capital lease obligation with a similar term in accordance with generally accepted accounting principles, of a lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease with respect to such Sale and Leaseback Transaction.

“Consolidated Net Tangible Assets” means the total amount of assets less applicable reserves and other properly deductible items after deducting (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as determined on a consolidated basis for the Company and its consolidated subsidiaries as set forth on our most recent quarterly balance sheet and computed in accordance with generally accepted accounting principles.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Company or of any Restricted Subsidiary, whether now owned or hereafter acquired, unless, in the opinion of our Board of Directors, such plant or facility or other assets is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Restricted Subsidiary” means:

•

any Subsidiary of the Company the principal assets and business of which are located in the United States or Canada, except Subsidiaries the principal business of which consists of providing sales and acquisition financing of the products of the Company or any of its Subsidiaries or owning, leasing, dealing in or developing real estate;

•	any Subsidiary of the Company that owns, indirectly through ownership of another Subsidiary of the Company, a Principal Property located in the United States or Canada; or

•	any other Subsidiary of the Company that the Company designates as a Restricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person under which the Company or any Restricted Subsidiary leases for a term of more than three years any Principal Property that the Company or any Restricted Subsidiary has sold or transferred or will sell or transfer to that Person. This term excludes leases of any Principal Property the Company or any Restricted Subsidiary acquires or places in service within 180 days prior to the arrangement.

“Subsidiary” means any Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other Subsidiaries. For this purpose “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

Mergers, Consolidations and Sale of Assets. So long as the Notes remain outstanding, the Company will not consolidate with or merge into any other corporation or other entity or sell, convey, transfer or lease all or substantially all of its properties and assets to another corporation or other entity, unless:

•

either: (a) the Company is the surviving corporation; or (b) the entity formed by or surviving any such consolidation or merger or to which such sale, transfer, conveyance or lease has been made is a corporation, limited liability company, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia;

•

the entity formed by or surviving any such consolidation or merger (if other than the Company) or the entity to which such sale, transfer, conveyance or lease has been made expressly assumes all of the obligations of the Company under the Indenture and the Notes governed thereby pursuant to agreements reasonably satisfactory to the Trustee;

•	the Company or the successor will not immediately be in default under the Indenture; and

•

the Company delivers an officers’ certificate and opinion of counsel to the Trustee stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the Indenture and that all conditions precedent set forth in the Indenture have been complied with.

If the conditions described above are satisfied with respect to the Notes, we will not need to obtain the approval of the holders of the Notes in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if the Company wishes to merge or consolidate with another entity or sell all or substantially all of its assets to another entity. The Company will not need to satisfy these conditions if the Company or its subsidiaries enter into other types of transactions, including any transaction in which the Company or its subsidiaries acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which the Company does not merge or consolidate and any transaction in which the Company sells less than substantially all its assets. If the conditions described above are satisfied with respect to the Notes, the Company will be released from all its liabilities and obligations under the Notes and the Indenture with respect to the Notes, except in the case of a lease.

SEC Reports; Financial Information. So long as any Notes remain outstanding, the Company will file with the Trustee copies, within 15 days after the Company is required to file the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

At any time when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, so long as any Notes remain outstanding, upon the request of a holder of Notes, the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder.

Modifications and Waivers

There are three types of changes we can make to the Indenture and the Notes.

First, there are changes that cannot be made without the approval of each holder of a Note affected by the change, including, among others:

•	changing the stated maturity for any principal or interest payment on any Note;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for any Note;

•	changing the currency of any payment on any Note;

•	changing the place of payment on any Note;

•	impairing a holder’s right to sue for payment of any amount due on its Note;

•

reducing the percentage in principal amount of the Notes, taken separately or together with any other affected series of debt securities, as applicable, the approval of the holders of which is needed to change the Indenture or the Notes or waive our compliance with the Indenture or to waive defaults; and

•

changing the provisions of the Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected Note.

The second type of change does not require any approval by holders of the Notes. These changes are limited to clarifications and changes that would not adversely affect the notes in any material respect. Nor do we need any approval to make changes that affect only a series of debt securities to be issued after the changes take effect. We may also make changes to provide for the issuance of additional notes in accordance with the Indenture. We may also make changes or obtain waivers that do not adversely affect the Notes, even if they affect other series of debt securities. In those cases, we do not need to obtain the approval of the holders of any Notes; we need only obtain any required approvals from the holders of the affected series of debt securities.

Any other change to the Indenture and the Notes would require the following approval:

•	If the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes.

•

If the change affects the notes and the debt securities of any other series of debt securities, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series, including the notes, voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series).

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “— Certain Covenants — Mergers, Consolidations and Sale of Assets.” If the holders approve a waiver of a covenant, we will not have to comply with such covenant. The holders, however, cannot approve a waiver of any provision in the Notes, or in the Indenture as it affects the Notes, that we cannot change without the approval of the holders of the Notes as described above, unless the holders approve the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the Notes or request a waiver.

Only holders of outstanding Notes will be eligible to take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the Trustee an instruction with respect to the Notes. Also, we will count only outstanding Notes in determining whether the various percentage requirements for taking action have been met. Any Notes owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the Trustee will be entitled to set a record date for action by holders. If we or the Trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Trustee specifies if it sets the record date. We or the Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any notes represented by global securities may be set in accordance with procedures established by the depository from time to time. Accordingly, record dates for notes represented by global securities may differ from those for other notes.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to the Notes occurs and is continuing, as described in this subsection.

Events of Default

An event of default means any of the following with respect to the Notes:

•	we do not pay the principal or any premium on the Notes on the due date;

•	we do not pay interest on the Notes within 30 days after the due date;

•

we remain in breach of our covenants regarding secured debt, sales and leasebacks or mergers or sales of substantially all of our assets or any other covenant we make in the Indenture for the benefit of the holders, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the Trustee or the holders of at least 25% in principal amount of the Notes; or

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to Baker Hughes occur.

Remedies if an Event of Default Occurs

If an event of default has occurred with respect to the Notes and has not been cured or waived, the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the entire principal amount of the Notes to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Baker Hughes, the entire principal amount of the Notes will be automatically accelerated, without any action by the Trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the Notes. If the stated maturity of the Notes is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the outstanding Notes may cancel the acceleration for the entire series.

The Indenture governing the Notes does not contain a so-called “cross-acceleration” event of default with respect to our other debt, and the absence of such an event of default in the Indenture could disadvantage holders of the outstanding Notes by preventing the Trustee from pursuing remedies under the Indenture at a time when our other creditors may be exercising remedies under such other debt.

If an event of default occurs, the Trustee will have special duties. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. This is called an indemnity. If the Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee with respect to the Notes. These majority holders may also direct the Trustee in performing any other action under the Indenture with respect to the Notes.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any note, all of the following must occur:

•	the holder of your Note must give the Trustee written notice that an event of default has occurred with respect to the Notes, and the event of default must not have been cured or waived;

•

the holders of not less than 25% in principal amount of the outstanding Notes must make a written request that the Trustee take action because of the default, and they or other holders must offer to the Trustee indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action;

•	the Trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the outstanding Notes must not have given the Trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the outstanding Notes.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your Note on or after its stated maturity (or on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the Notes may waive a default for all notes. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your Note, however, without the approval of the particular holder of that Note.

Annual Information about Defaults to the Trustee

We will furnish to the Trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the Indenture and the notes, or else specifying any default under the Indenture.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee funds or government securities, sufficient to make payments on the notes on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the notes (“legal defeasance”); or

•	we will be discharged from any covenants we make in the Indenture for the benefit of the notes and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any notes, the holders will not be entitled to the benefits of the Indenture, except for our obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the notes will also survive.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the Indenture with respect to the notes, other than our obligation to register the transfer of and exchange the notes, provided that we either:

•	deliver all outstanding notes to the Trustee for cancellation; or

•

all notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of the notes, including interest to the stated maturity or applicable redemption date.

Notices

Notices to be given to holders of a global security will be given only to the depository, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is acting as trustee under the Indenture. At all times, the Trustee must comply with all applicable requirements under the Trust Indenture Act of 1939.

Governing Law

The Indenture and the Notes will be governed by New York law.

Book-Entry System

General

The exchange notes will initially be represented by one or more global securities (“global securities”) in registered form without interest coupons.

Global securities will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant of DTC as described below. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (as indirect participants in DTC).

The global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Depository Procedures —Exchange of Book-Entry Notes for Certificated Notes.” In addition, transfers of beneficial interests in the global securities are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the global securities, DTC will credit the accounts of Participants designated by the trustee with portions of the principal amount of the global securities; and

(2) ownership of these interests in the global securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global securities who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. Such depositaries in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The laws of some jurisdictions may require that certain persons take physical delivery of securities that they own in the form of a certificate. Consequently, the ability to transfer beneficial interests in a global security to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having a beneficial interest in a global security to pledge such interest to Persons that do not participate in DTC’s system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except as described below, owners of an interest in the global securities will not have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in the form of a certificate, will not be considered the registered owners or “holders” thereof under the Indenture or the Notes for any purpose and may not be entitled to give the Trustee directions, instructions or approvals. So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global security for all purposes under the Indenture and under the Notes. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or the global security for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global security registered in the name of the nominee of DTC will be payable to the nominee in its capacity as the registered holder under the Indenture. Payments on the Notes represented by the global securities will be made in immediately available funds. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the global securities, are registered as the owners thereof for the purpose of receiving such payments and for all other purposes. Consequently, neither we, the Trustee, nor any agent of ours or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global securities; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through the Participants in DTC, on the one hand, and persons holding directly or indirectly through Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security, and making or receiving payment, in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the preceding procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, the Trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

We will issue Notes in certificated form to each person that DTC identifies as the beneficial owner of the Notes represented by the global securities upon surrender by DTC of the global securities only if:

•

DTC notifies us that it is no longer willing or able to act as a depository for the global securities or DTC has ceased to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depository within 90 days of that notice; or

•	we decide not to have the Notes represented by a global security.

In all cases, Notes in certificated form delivered in exchange for any global security or beneficial interest therein will be registered in names, and issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of DTC (in accordance with its customary procedures).

Neither we nor the Trustee will be liable for any delay by a global security holder or DTC in identifying the beneficial owners of the Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the global security holder or DTC about the registration and delivery, and the respective principal amounts, of the Notes to be issued or other matters for all purposes.

Same Day Settlement and Payment

Payments in respect of the notes represented by a global security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the global security holder. With respect to certificated notes, we will make all payments of principal, premium, if any, additional amounts, if any, and interest in the manner described above under “— Payments on the Notes; Paying Agent.” We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

The information in the foregoing section, “Book-Entry System,” concerning DTC, Clearstream and Euroclear and the respective operations and procedures thereof has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

Form, Exchange and Transfer

If any Notes cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $2,000 and multiples of $1,000.

Holders may exchange their Notes for Notes of smaller denominations or combine notes into fewer Notes of larger denominations, as long as the total principal amount is not changed. You may not exchange your Notes for securities of a different series or having different terms.

Holders may exchange or transfer their Notes at the office of the Trustee. They may also replace lost, stolen, destroyed or mutilated Notes at that office. We have appointed the Trustee to act as our agent for registering Notes in the names of holders and transferring and replacing Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their Notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any Notes.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all the Notes, we may block the transfer or exchange of Notes during the period beginning 15 days before the day the Notes to be redeemed are selected for redemption and ending on the day of such selection, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note being partially redeemed.

If a Note is represented by a global security, only DTC will be entitled to transfer and exchange the Note as described in this subsection, since the depository will be the sole holder of the Note.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion summarizes the material U.S. federal income tax considerations that may be relevant to the exchange of outstanding notes for exchange notes and the ownership and disposition of the notes by holders who purchased notes for cash at their original issuance at their “issue price” (i.e. the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of initial purchasers). References to the “notes” in this section of the prospectus include both the outstanding notes originally issued on August 17, 2011 and the exchange notes, unless the context otherwise requires. This discussion is based upon the Internal Revenue Code of 1986 (the “Code”), regulations of the Treasury Department (“Treasury Regulations”), Internal Revenue Service (the “IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, exchange, ownership or disposition of the notes which are different from those discussed below.

This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, exchange, ownership and disposition of the notes. In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders who exchange outstanding notes for exchange notes in this exchange offer, and who hold the notes as capital assets (generally, property held for investment). It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, any estate or gift tax consequences, or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	insurance companies;

•	persons that hold notes as part of a “straddle,” a “hedge” or a “conversion transaction” or other risk reduction transaction;

•	persons liable for alternative minimum tax;

•	U.S. expatriates;

•	U.S. holders (defined below) that have a “functional currency” other than the U.S. dollar;

•	pass-through entities (e.g., partnerships) or investors who hold the notes through pass-through entities;

•	passive foreign investment companies; and

•	controlled foreign corporations.

If a partnership, including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that is considering the exchange of outstanding notes for exchange notes, you should consult with your tax advisor.

Additional Amounts

In certain circumstances (see “Description of Exchange Notes — Optional Redemption”), we may be obligated to pay an amount in excess of 100% of the principal amount of the notes (plus accrued interest thereon and Special Interest). Under applicable Treasury Regulations, the possibility that such amounts will be paid will not affect the amount, timing or character of income recognized by a U.S. holder with respect to the notes if, as of the date the notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We intend to treat these payment contingencies as not affecting the amount, timing or character of income recognized by a U.S. holder with respect to the notes, and the remainder of this summary assumes such treatment. Our treatment of these payment contingencies is binding on holders except for a holder that discloses its contrary position in the manner required by applicable Treasury Regulations. Our treatment of these payment contingencies is not, however, binding on the IRS, and if the IRS were to challenge such treatment, a U.S. holder might be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of a note before the resolution of such contingencies.

IF YOU ARE CONSIDERING EXCHANGING OUTSTANDING NOTES FOR EXCHANGE NOTES, WE URGE YOU TO PLEASE CONSULT YOUR TAX ADVISOR ABOUT THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE NOTES, AND THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION.

U.S. Holders

A “U.S. holder” is a beneficial owner of notes that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity subject to tax as a corporation created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation, regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or that has validly elected to continue to be treated as a domestic trust.

Exchange Offer

The exchange of outstanding notes for exchange notes pursuant to the exchange offer should not constitute a taxable event for United States federal income tax purposes. As a result, (1) a U.S. holder should not recognize a taxable gain or loss as a result of exchanging such holder’s outstanding notes for exchange notes; (2) the holding period of the exchange notes should include the holding period of the outstanding notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

Taxation of Interest

Interest on the notes is generally taxable to you as ordinary income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

You generally must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the sum of the amount of cash plus the fair market value of all other property you receive for the note (to the extent such amount does not represent accrued but unpaid interest, which will be treated as such), minus your adjusted tax basis in the note. Your initial tax basis in a note generally is the price you paid for the note. Any such gain or loss on a taxable disposition of a note will generally constitute capital gain or loss and will be long-term capital gain or loss if you hold such note for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting may apply to payments of interest on, or the proceeds of the sale or other disposition of, notes held by you, and backup withholding generally will apply unless you provide us or the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, and comply with certain certification procedures, or you otherwise establish an exemption from backup withholding. U.S. backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you provide the required information or appropriate claim form to the IRS.

Recent Legislation Relating to Net Investment Income

For taxable years beginning after December 31, 2012, recently-enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain United States individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, less certain deductions.

Holders should consult their tax advisors with respect to the tax consequences of the legislation described above.

Non-U.S. Holders

You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of notes and are for U.S. federal income tax purposes an individual, corporation, estate or trust that is not a U.S. holder.

Exchange Offer

The tax consequences of the exchange offer to non-U.S. holders are the same as described under the heading “U.S. Holders — Exchange Offer” above.

Income and Withholding Tax on Payments on the Notes

Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income or withholding tax on payments of interest on a note, provided that:

•	you are not:

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock; or

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership;

•	such interest payments are not effectively connected with the conduct by you of a trade or business within the United States; and

•	we or our paying agent receives:

•

from you, a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) signed under penalties of perjury, which provides your name and address and certifies that you are not a United States person (as defined in the Code); or

•

from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a “financial institution”) on your behalf, certification under penalties of perjury that such a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from you, and a copy of the Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) must be attached to such certification.

Special rules may apply to holders who hold notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

If interest on a note is effectively connected with your conduct of a trade or business in the United States, and if you are entitled to benefits under an applicable tax treaty, such interest is attributable to a permanent establishment or a fixed base maintained by you in the United States, then such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporate holder, such income may also be subject to a 30% branch profits tax or such lower rate as may be available under an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as you provide us or our paying agent with a properly completed Form W-8ECI, signed under penalties of perjury.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest on the notes.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT ANY APPLICABLE INCOME TAX TREATIES, WHICH MAY PROVIDE FOR AN EXEMPTION FROM OR A LOWER RATE OF WITHHOLDING TAX, EXEMPTION FROM OR REDUCTION OF BRANCH PROFITS TAX, OR OTHER RULES DIFFERENT FROM THOSE DESCRIBED ABOVE.

Sale or Other Disposition of Notes

Subject to the discussion of backup withholding below, any gain realized by you on the sale, exchange, redemption, retirement or other disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless:

•

such gain is effectively connected with your conduct of a trade or business in the United States (and, if you are entitled to benefits under an applicable tax treaty, such gain is attributable to a permanent establishment or a fixed base maintained by you in the United States);

•	in the case of an amount which is attributable to interest, you do not meet the conditions for exemption from U.S. federal income or withholding tax, as described above; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, you generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, if you are a corporation, you may also be subject to the branch profits tax described above. If the third bullet point applies, you generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which your capital gains from U.S. sources exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. U.S. backup withholding generally will not apply to payments of interest and principal on a note if you duly provide a certification as to your foreign status, or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds on the sale or other disposition of a note by you within the United States or conducted through certain U.S.-related intermediaries generally will not be subject to information reporting requirements and backup withholding provided you properly certify under penalties of perjury as to your foreign status and certain other conditions are met, or you otherwise establish an exemption.

Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS. U.S. backup withholding is not an additional tax.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

You may not participate in the exchange offer if you are:

•	an “affiliate” within the meaning of Rule 405 under the Securities Act of us; or

•	a broker-dealer that acquired outstanding notes directly from us.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of                    , 2012 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this prospectus.

Any broker-dealer or holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not, under Commission staff policy, rely on the position of the Commission staff enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission staff’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

If you wish to exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Procedures for Tendering — Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such exchange notes.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale;

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Subject to certain exceptions, for a period ending on the earlier of                     , 2012 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the outstanding notes) other than underwriting discounts and commissions and will indemnify the holders of the outstanding notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Akin, Gump, Strauss, Hauer & Feld, L.L.P. will pass upon for us the validity of the exchange notes offered hereby, set forth in and limited by its opinion filed as an exhibit to the Registration Statement on Form S-4 of which this prospectus is a part.

EXPERTS

The consolidated financial statements and the effectiveness of Baker Hughes Incorporated’s internal control over financial reporting incorporated in this prospectus by reference from Baker Hughes Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 22, 2012, which is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-09397). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.bakerhughes.com. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Website materials are not part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “BHI.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

This prospectus “incorporates by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC prior to closing this offering will automatically update and supersede this information. We incorporate by reference the following document and all documents that we subsequently file with the SEC prior to closing this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case and except as specifically set forth below, information furnished rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2011

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Baker Hughes Incorporated

Attention: Corporate Secretary

2929 Allen Parkway, Suite 2100

Houston, Texas 77019 (713) 439-8600

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

ANNEX A

LETTER OF TRANSMITTAL

Baker Hughes Incorporated

2929 Allen Parkway, Suite 2100

Houston, Texas 77019-2118

FORM OF LETTER OF TRANSMITTAL

For 3.20% Senior Notes due 2021

EXCHANGE AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Facsimile:

(212) 298-1915

Confirm by telephone:

(212) 815-2742

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Trust Corporation

Corporate Trust Options — Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: Diane Amoroso

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated                     , 2012 (the “Prospectus”) of Baker Hughes Incorporated, a Delaware corporation (the “Company”), and this Letter of Transmittal for 3.20% Senior Notes due 2021, which may be amended from time to time (this “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $750,000,000 of the Company’s 3.20% Senior Notes due 2021 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”), for any and all of the Company’s outstanding unregistered 3.20% Senior Notes due 2021 that were issued on August 17, 2011 (the “Original Notes”).”

The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

All holders of Original Notes who wish to tender their Original Notes must, on or prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address or facsimile number set forth above, or, for book-entry transfers, properly transmit an “agent’s message” (as defined in the Prospectus under the caption “Exchange Offer — Procedures For Tendering”) through DTC’s (the “Book-Entry Transfer Facility”) ATOP program, in each case together with any other documents required by this Letter to be delivered to the Exchange Agent and in accordance with the procedures for tendering described in the Prospectus under the caption “Exchange Offer — Procedures For Tendering” and this Letter; and (2) tender his or her Original Notes or, for book-entry transfers, deliver a book-entry confirmation, in each case in accordance with the procedures for tendering described in the Prospectus under the caption “Exchange Offer — Procedures For Tendering” and this Letter.

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Baker Hughes Incorporated, Attention: Corporate Secretary, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019 (telephone (713) 439-8600).

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING

THE INSTRUCTIONS TO THIS LETTER, CAREFULLY

BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Original Notes on a separate SIGNED schedule and affix that schedule to this Letter.

BOX 1

TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(l)	Principal Amount of Original Notes	Principal Amount of Original Notes Tendered(2)

Totals:

(1)    Need not be completed if Original Notes are being tendered by book-entry transfer.

(2)    Unless otherwise indicated, the entire principal  amount of Original Notes represented by a certificate or book-entry confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Original Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Original Notes, with full power of substitution, to: (a) deliver certificates for such Original Notes; (b) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of the Original Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Notes. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Original Notes tendered.

The undersigned agrees that acceptance of any tendered Original Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the registration rights agreement (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). By tendering Original Notes, the undersigned certifies that (i) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement and consummation of the Exchange Offer, the undersigned had not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Original Notes or the Exchange Notes, (iii) the undersigned is not an “affiliate” (as defined in Rule 501(b) of Regulation D of the Securities Act) of the Company or, if it is an affiliate of the Company within the meaning of such Rule 501(b), that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if it is not a broker-dealer, that it is not engaged in (and does not intend to engage in) the distribution of the New Notes, and (v) if it is a broker-dealer that will receive Exchange Notes for its own account in the Exchange Offer in exchange for Original Notes, it acquired those Original Notes as a result of market-making activities or other trading activities, and it will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus) in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned understands that the Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number

Transaction Code Number:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE

WHETHER OR NOT ORIGINAL NOTES ARE BEING

PHYSICALLY TENDERED HEREBY

X

X
	Signature(s) of Owner(s)	Date
or Authorized Signatory

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s)

(Please Print)

Capacity

Address

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)
(Authorized Signature)

(Title)

(Name of Firm)

BOX 3

SUBSTITUTE FORM W-9

Request for Taxpayer Identification Number and Certification

Department of the Treasury

Internal Revenue Service

PAYOR’S NAME: The Bank of New York Mellon Trust Company, N.A.

  PAYEE INFORMATION (please print or type)

  Individual or business name:

Check appropriate box:	Individual/Sole Proprietor	☐ Corporation	☐ Partnership

☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.):

City, state, and ZIP code:

  PART I: Taxpayer Identification Number (“TIN”)

Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner’s social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.

Social security number:

_ _ _- _ _ - _ _ _ _

or

Employer identification number:

_ _ -_ _ _ _ _ _ _

  ☐ Applied For

PART II: Certification

Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

BOX 4

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Original Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:

(check appropriate boxes)

☐	Original Notes not tendered

☐	Exchange Notes, to:

Name
(Please Print)

Address

Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social Security Number:

BOX 5

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

Deliver:

(check appropriate boxes)

☐	Original Notes not tendered

☐	Exchange Notes, to:

Name
(Please Print)

Address

INSTRUCTIONS

FORMING PART OF THE TERMS AND

CONDITIONS OF THE EXCHANGE OFFER

1. DELIVERY OF THIS LETTER AND CERTIFICATES. Certificates for Original Notes or a book-entry confirmation in the case of book-entry transfers, as well as a properly completed and duly executed copy of this Letter or an agent’s message in the case of book-entry transfers, and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the exchange offer on the expiration date as provided in the Prospectus (the “Expiration Date”). The method of delivery of this Letter, an agent’s message, certificates for Original Notes or a book-entry confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. PARTIAL TENDERS; WITHDRAWALS. If less than the entire principal amount of any Original Notes evidenced by a submitted certificate or by a book-entry confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a book-entry confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, promptly after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Original Notes, a notice of withdrawal must: (i) be received by the Exchange Agent before 5:00 pm, New York City time, on the Expiration Date; (ii) specify the certificate numbers of Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such Original Notes exchanged, and the name of the registered holder of such Original Notes; and (iii) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by documents of transfer sufficient to have the “Trustee” (as defined in the Prospectus under the caption “Description of Exchange Notes”) with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. If Original Notes have been tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Notes or otherwise comply with the Book-Entry Transfer Facility’s procedures, and in such case the Original Notes will be credited to such account by the Exchange Agent promptly after withdrawal.

3. SIGNATURES ON THIS LETTER; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.

If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Original Notes are tendered; and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate of assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

Signatures on this Letter must be guaranteed by an Eligible Institution (as defined below), unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, “Eligible Institutions”). If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. TAX IDENTIFICATION NUMBER. Each tendering holder that is a U.S. person (including a U.S. resident alien) must provide the Exchange Agent with a correct taxpayer identification number (“TIN”), which, in the case of a holder who is an individual, is his or her social security number, and with certain other information on Substitute Form W-9, which is provided in Box 3, and to certify that the holder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute From W-9 may subject each tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and federal income tax backup withholding in an amount equal to 28% of the reportable payment made pursuant to the Exchange Offer.

Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt holder that is a U.S. person must check the appropriate box under “Payee Information,” enter its correct TIN in Part I of the Substitute Form W-9, and sign an date the form. See the Substitute Form W-9 in Box 3 for additional instructions. A nonresident alien or foreign entity must submit a completed IRS Form W-8BEN (or other applicable IRS form), signed under penalties of perjury attesting to its foreign status. Such form may be obtained from the Exchange Agent.

If you do not have a TIN, check the box “Applied For” in Part I of the Substitute Form W-9 and sign and date the form. If you do not provide your TIN to the payor within 60 days, back-up withholding will begin and continue until you furnish your TIN to the payor. Note: Checking the “Applied For” box in Part I of the Substitute Form W-9 indicates that you have already applied for a TIN or that you intend to apply for one in the near future.

If you have any questions concerning the Substitute Form W-9 or any information required therein, please contact the Exchange Agent, as payor.

6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it or its order pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Original Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

7. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Original Notes tendered.

8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

IMPORTANT: This Letter or an agent’s message (together with certificates representing tendered Original Notes or a book-entry confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date.

Baker Hughes Incorporated

Offer to Exchange

Registered

$750,000,000 3.20% Senior Notes due 2021

for

Outstanding

$750,000,000 3.20% Senior Notes due 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Company’s Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could, under certain circumstances, recover monetary damages from the director, and the only course of action available to the Company’s stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company’s Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Company’s board of directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company’s Restated Certificate of Incorporation, liability for monetary damages remains for (a) any breach of the duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of an improper dividend or improper repurchase of the Company’s stock under Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company’s directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

Under Article III of the Company’s Restated Bylaws as currently in effect and indemnification agreements with the Company’s officers and directors (the “Indemnification Agreements”), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Company or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

The Indemnification Agreements provide directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company’s Restated Bylaws. The Indemnification Agreements provide for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims.

Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors’ and officers’ liability insurance policy.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedules:

None.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 27, 2012.

BAKER HUGHES INCORPORATED

By:	/s/ Peter A. Ragauss
Peter A. Ragauss
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Martin S. Craighead, Peter A. Ragauss and Alan J. Keifer, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities set forth below on March 27, 2012.

SIGNATURE	TITLE

/s/ Martin S. Craighead (Martin S. Craighead)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Peter A. Ragauss (Peter A. Ragauss)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Alan J. Keifer (Alan J. Keifer)	Vice President and Controller (Principal Accounting Officer)

/s/ Chad C. Deaton (Chad C. Deaton)	Executive Chairman of the Board

/s/ Larry D. Brady (Larry D. Brady)	Director

/s/ Clarence P. Cazalot, Jr. (Clarence P. Cazalot, Jr.)	Director

/s/ Anthony G. Fernandes (Anthony G. Fernandes)	Director

/s/ Claire W. Gargalli (Claire W. Gargalli)	Director

/s/ Pierre H. Jungels (Pierre H. Jungels)	Director

/s/ James A. Lash (James A. Lash)	Director

/s/ J. Larry Nichols (J. Larry Nichols)	Director

/s/ H. John Riley, Jr. (H. John Riley, Jr.)	Director

/s/ James W. Stewart (James W. Stewart)	Director

/s/ Charles L. Watson (Charles L. Watson)	Director

INDEX TO EXHIBITS

4.1	Certificate of Amendment dated April 22, 2010 and the Restated Certificate of Incorporation (filed as Exhibit 3.1 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended March 31, 2010).

4.2	Restated Bylaws of Baker Hughes Incorporated effective as of August 1, 2011 (filed as Exhibit 3.1 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended June 30, 2011).

4.3	Indenture dated October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Current Report of Baker Hughes Incorporated on Form 8-K filed October 29, 2008).

4.4	First Supplemental Indenture, dated August 17, 2011, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of Notes) (filed as Exhibit 4.2 to Current Report of Baker Hughes Incorporated on Form 8-K filed August 23, 2011).

4.5	Registration Rights Agreement dated August 17, 2011 among Baker Hughes Incorporated and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein (filed as Exhibit 10.1 to the Current Report of Baker Hughes Incorporated on Form 8-K filed on August 23, 2011).

4.6	Form of 3.20% Senior Note due 2021 (included with Exhibit 4.4).

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

25.1*	Form of Statement of Eligibility of Trustee.

99.1*	Letter to Investors.

99.2*	Letter to Broker-Dealers.

*	Filed herewith